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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors and Stockholders
Liberty Media Corporation:

     We consent to the incorporation by reference in the following registration statements of Liberty Media Corporation of our reports dated February 28, 2007 with respect to the consolidated balance sheets of Liberty Media Corporation and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, comprehensive earnings (loss), stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2006, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Liberty Media
Corporation:

           FORM     REGISTRATION STATEMENT NO.       DESCRIPTION
          ---------------------------------------------------------------------
            S-8     333-134067                       LMC 401(k) Plan
            S-8     333-134115                       LMC Incentive Plan
            S-8     333-134114                       Non-employee Director Plan
            S-3     333-136856                       BuySeasons Acquisition

     Our report on the consolidated financial statements of Liberty Media Corporation refers to the Company's adoption of Statement of Financial Accounting Standards No. 123(R), SHARE BASED PAYMENT on January 1, 2006.

KPMG LLP

Denver, Colorado
February 28, 2007